EXHIBIT 99.1


PRG-Schultz Reports First Quarter 2005 Financial Results; Pre-Tax Results From Continuing Operations Improve 16%

ATLANTA--(BUSINESS WIRE)--May 4, 2005--PRG-Schultz International, Inc. (Nasdaq:PRGX) today announced financial results for the first quarter of 2005, and provided outlook for the second quarter 2005 and the full-year 2005.


    First Quarter 2005 Highlights

    --  Revenues totaled $76.5 million

        -- Revenues from Accounts Payable Services totaled $66.3 million

        --  Revenues from Meridian VAT Reclaim totaled $10.2 million

    -- Loss before tax from continuing operations was ($4.4) million, compared to ($5.3) million in the first quarter of 2004

    -- The Company recorded tax expense of $700,000 in the first quarter, which reflects accruals on international operations

    -- Diluted loss per share from continuing operations was ($0.08) for the quarter compared with diluted loss per share from continuing operations of ($0.05) during the first quarter of
        2004

    -- Included in the results from continuing operations was a ($0.03) per share effect of the following:

        -- $950,000 of costs relating to the Company's strategic cost reduction initiatives

        -- $590,000 of costs for professional fees to complete the 2004 financial statement audit and Sarbanes-Oxley compliance

        -- $196,000 of costs relating to the Company's analysis of strategic alternatives

    -- Cost of revenue was 65.8% of revenues as compared to 65.7% in the first quarter of 2004. U.S. cost of revenue was 61.6% of U.S. revenues, as compared to 61.9% in the first quarter of 2004. (See attached Schedule 6 for a reconciliation of total revenues and cost of revenues)

    -- Net earnings (loss) was (6.4%) of revenues for the quarter, compared to 5.5% a year ago. First quarter of 2004 included a gain of $8.3 million (9.5% of revenue) from the sale of the Company's Communications Services Operations.

    -- Earnings before interest, taxes, depreciation and amortization (EBITDA) was 1.9% of revenues for the quarter, compared to 0.9% a year ago (see Schedule 5 for a reconciliation of net earnings (loss) to EBITDA, a non-GAAP financial measure)

    --  67 new international clients were signed in the first quarter

John Cook, Chairman and Chief Executive Officer of PRG-Schultz stated, "Despite the fact that, as we expected, revenues for the first quarter of 2005 were lower than revenue in the first quarter of 2004, we are pleased that earnings before tax from continuing operations in the first quarter improved 16%, due to our continued success at reducing costs."

"As previously announced on March 29, 2005, the Centers for Medicare & Medicaid Services (CMS), the federal agency that administers the Medicare program, awarded PRG-Schultz a contract to provide recovery audit services for the State of California's Medicare spending. We are very excited about this contract as it represents the single largest opportunity this Company has ever had. This contract award solidifies PRG's presence in the growing healthcare recovery audit sector, expands the work we do with the Federal Government and positions us for further participation in this major initiative. We anticipate this program will begin contributing to revenues in the third quarter of 2005."

First Quarter 2005 Financial Results

Revenues for the first quarter of 2005 totaled $76.5 million, compared to $87.6 million in the first quarter of 2004. Revenues from Accounts Payable Services totaled $66.3 million for the quarter compared to $79.1 million a year ago. Revenues from the Company's U.S. Accounts Payable Services operations were $40.7 million, compared to $51.1 million in the first quarter of 2004. Revenues from the Company's International Accounts Payable service operations were $25.6 million, a reduction of 9% compared to the first quarter of 2004, due primarily to lower revenues in the Company's UK operations. Revenues from Meridian VAT Reclaim for the first quarter of 2005 were $10.2 million, compared to $8.6 million a year ago, reflecting an improvement of 19% year-over-year.

Cost of revenue was $50.4 million, or 65.8% of revenues for the first quarter of 2005, compared to $57.6 million, or 65.7% of revenues in the same period last year.

Net loss for the first quarter of 2005 was ($4.9) million, or ($0.08) per share, compared to net earnings of $4.8 million, or $0.08 per share in the 2004 period. The Company recorded tax expense of $700,000 for the quarter, which reflects accruals on international operations, and no U.S. tax credit was provided, although the Company expects to be able to utilize these losses against future earnings on its tax return. Net loss from continuing operations for the first quarter of 2005 was ($5.1) million, or ($0.08) per diluted share, compared to a net loss of ($3.3) million, or ($0.05) per diluted share, during the first quarter of 2004. The prior year period included an after-tax gain of $8.3 million, or $0.13 per diluted share, on the sale of the Company's Communications Services Operations, which was sold on January 16, 2004.

Results in the first quarter of 2005 included charges of $950,000 relating to previously disclosed strategic cost reduction initiatives, $590,000 of costs for professional fees to complete the 2004 financial statement audit and Sarbanes-Oxley compliance, and $196,000 of costs relating to the Company's analysis of strategic alternatives.

EBITDA for the first quarter of 2005 totaled $1.4 million, or 1.9% of revenues, compared to $0.8 million, or 0.9% of revenues, in the first quarter of 2004. (See Schedule 5 for a reconciliation of net earnings (loss) to EBITDA, a non-GAAP financial measure).

Schedule 4 provides summary financial results from continuing operations for the first quarters of 2005 and 2004 by operating segment.

Cash Flow, DSOs and Capital Expenditures

Net cash used in operating activities for the first quarter of 2005 was ($2.7) million, compared to cash provided by operating activities of $5.4 million in the first quarter of 2004. Higher EBITDA was offset by two factors at Meridian: lower deferred revenue balances and the fact that the reduction of restricted cash in the prior year period did not recur.

Company-wide, Days Sales Outstanding (DSOs) at the end of the first quarter of 2005 stood at 52 days, compared to 55 days a year ago.

Capital expenditures totaled approximately $1.9 million for the first quarter of 2005, compared to $4.1 million in the same period a year ago.

Preliminary Settlement in Class Action Lawsuit

As previously announced on February 8, 2005, the Company entered into a Stipulation of Settlement of the shareholder lawsuit (most recently disclosed on Form 10-K on March 16, 2005). On February 10, 2005, the United States District Court for the Northern District of Georgia, Atlanta Division, preliminarily approved the terms of the Settlement and, if approved by the Court, is not expected to require any further financial contribution by the Company. The Court will hold a final approval hearing on May 25, 2005. Final settlement of the consolidated class action is subject to final approval by the Court.

Discontinued Operations

Results from Discontinued Operations for the quarter ended March 31, 2005 were a gain of $0.2 million, or $0.00 per share, compared to a gain of $8.1 million, or $0.13 per share, in the year earlier period. The 2005 gain relates to royalties from the sale of the Logistics Management Services business. The 2004 gain primarily represents the after-tax gain on the sale of the Communications Services Operations.

Sarbanes-Oxley Compliance Update

On April 6, 2005 PRG-Schultz disclosed in an SEC filing that management, with the oversight of the Audit Committee of the Board of Directors, had completed its evaluation of the effectiveness of the Company's disclosure controls and procedures, under Section 404 of the Sarbanes-Oxley Act of 2002. Based upon that evaluation, the Company identified material weaknesses in its internal control over financial reporting relating to revenue recognition and income taxes. The Company has begun to implement steps to address these issues and believes these new policies and procedures, once fully implemented, will be effective in remediating these material weaknesses.

Outlook for the Second Quarter of 2005

For the second quarter of 2005, we expect consolidated revenues to be up 10% to 15% over the first quarter of 2005 and flat to down slightly from the second quarter of 2004. Revenues in the Company's Accounts Payable Services operations are expected to be flat to down slightly compared to second quarter of 2004. Revenues are expected to be impacted by an 8% to 10% decrease in Meridian revenues in the second quarter of 2005 versus the second quarter of 2004, following a 19% improvement in the first quarter of 2005.

Net earnings for the second quarter of 2005 are expected to be $0.02 to $0.03 per share, compared to a net loss of ($0.03) per share in the second quarter of 2004, which included a loss of ($0.02) from discontinued operations. EBITDA for the second quarter of 2005 is expected to approximately double that achieved in the second quarter of 2004, once again reflecting the benefits of the Company's strategic cost reduction initiatives. Depreciation and amortization expenses and interest expense are expected to be approximately the same as the second quarter of 2004, and tax expense will be approximately $2 million higher, due to higher earnings.

Outlook for the Full-Year 2005

The Company reiterates its previous full-year guidance. Consolidated revenues for the full-year 2005 are expected to increase in the mid-single digit range over full-year 2004 results. The Company noted that it expects a substantial improvement in earnings in 2005, as compared to 2004 results, due to growth in international operations and in new claims categories in the U.S., as well as expected significant reductions in cost of revenue, and an expected reduction of its effective tax rate as a result of the deferred tax impairment taken during the fourth quarter of 2004. The Company expects EBITDA to improve substantially in 2005, essentially due to the aforementioned reasons. The costs related to these strategic initiatives are expected to be approximately $9 million less in 2005 than in 2004. 2005 results will not be as burdened by the non-operating costs incurred during the fourth quarter, and will be improved by the annualized impact of the cost reductions achieved during 2004; the improvement attributable to these combined items is expected to be approximately $5-6 million in 2005. Depreciation expense, interest expense and capital expenditures are expected to be approximately $1 million less in 2005 than 2004. Despite the tax rate recorded in the first quarter of the year, the Company expects its effective tax rate to be approximately 10% for the full-year 2005.

Evaluation of Strategic Alternatives Update

As previously discussed, PRG-Schultz's Board of Directors is currently exploring the Company's strategic alternatives and determining the course of action that is in the best interests of the Company and its shareholders. The Company noted that the Board's process is actively ongoing and that no decision with respect to any specific alternative has been reached. On February 8, 2005, at a regularly scheduled meeting of the Board of Directors, the Board created a new special committee of the independent directors for the purpose of analyzing the Company's strategic alternatives and to evaluate and approve such potential alternatives. The Board, together with its financial advisor, CIBC World Markets Corp., continues to evaluate the Company's strategic options, which include among other things a possible sale, and has met with a number of interested parties. The Company noted that there can be no assurance that any transaction or other corporate action will result from this effort.

Conference Call and Webcast Information

PRG-Schultz will hold a conference call today, May 4, 2005, at 10:00 a.m. ET. Listeners in the U.S. and Canada should dial 888-396-0289 at least 5-10 minutes prior to the start of the conference. Listeners outside the U.S. or Canada should dial 773-799-3995. To be admitted to the call, verbally supply the passcode 'PRGX.' A playback of the call will be available one hour after the conclusion of the live call, extending until midnight on May 18, 2005. To directly access the replay, dial 866-417-5767 (US / Canadian participants) or 203-369-0735 (international participants).

The live teleconference will also be audiocast on the Internet at www.prgx.com (go to the Investor Relations home page). Please note that the audiocast is 'listen-only.' Microsoft Windows Media Player is required to access the audiocast and can be downloaded from www.microsoft.com/windows/mediaplayer.

A copy of this press release is also available at www.prgx.com under the heading "Investor Relations -- News."

About PRG-Schultz International, Inc.

Headquartered in Atlanta, PRG-Schultz International, Inc. (PRG-Schultz) is the world's leading profit improvement firm. PRG-Schultz employs approximately 2,800 employees, providing clients in over 40 countries with insightful value to optimize and expertly manage their business transactions. Using proprietary software and expert audit methodologies, PRG-Schultz industry specialists review client invoices, purchase orders, receiving documents, databases, and correspondence files to recover lost profits due to overpayments or under-deductions.

Forward Looking Statements

Statements made in this news release that look forward in time, including statements regarding expected 2005 performance, involve risks and uncertainties and are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such risks and uncertainties include the following: (i) until the Board has completed the process of exploring strategic alternatives, the Company will incur additional expense, and management's time and attention could be diverted from the operation of the business, (ii) we have violated our debt covenants in the past and may inadvertently do so in the future, which could result in an acceleration of our outstanding debt, (iii) the potential bankruptcy of any of our larger clients could adversely affect our operations and liquidity, (iv) a representative of a former client currently in bankruptcy has demanded repayment of the $5.5 million received from a bankrupt client during the quarter ended March 31, 2003; these payments may be recoverable as "preference payments" under United States bankruptcy laws, (v) proposed legislative and regulatory initiatives with respect to European value added taxation could reduce material portions of the revenues of Meridian VAT Reclaim, (vi) our Accounts Payable Services businesses may not grow as expected, and we may not be able to increase the number of clients, particularly commercial clients, utilizing contract compliance audits, (vii) our international expansion may take longer to accomplish or may be more expensive than we anticipate, (viii) in the Company's pending shareholder derivative litigation, a preliminary settlement between the parties which has been accepted by the judge in the case, may not receive final court approval due to shareholder objections or opt outs or for other reasons beyond the Company's control, (ix) future weakness in the currencies of countries in which we transact business could adversely affect the profitability of our international operations, (x) our new service providing management of credit card signature receipts may not provide expected revenues, and other risk factors discussed in our Securities and Exchange Commission filings, including the Company's Form 10-K as filed with the Securities and Exchange Commission on March 16, 2005. With respect to statements regarding the Company's recent government Medicare contract, we will be required to expend substantial resources to prepare for and perform the Centers for Medicare & Medicaid Services (CMS) audit and there is no guaranty that actual revenues will justify the required expenditures; until the CMS pilot program is well underway, there will be no way to accurately predict the level of recoveries that will be achieved, and there is no guaranty that the level of recoveries will be significant; even if CMS deems the pilot program sufficiently successful to justify further ventures, there is no guaranty that it, or any other medical claims client, will award future contracts to the Company. The Company disclaims any obligation or duty to update or modify these forward-looking statements.

                              SCHEDULE 1
           PRG-Schultz International, Inc. and Subsidiaries
           Condensed Consolidated Statements of Operations
            (Amounts in thousands, except per share data)
                             (Unaudited)

                                                       Three Months
                                                      Ended March 31,
                                                     -----------------
                                                       2005     2004
                                                     -------- --------

Revenues                                             $76,522  $87,649
Cost of revenues                                      50,354   57,629
Selling, general and administrative expenses          28,786   33,206
                                                     -------- --------

  Operating loss                                      (2,618)  (3,186)

Interest (expense)                                    (1,927)  (2,277)
Interest income                                          117      181
                                                     -------- --------

  Loss from continuing operations before income
   taxes and discontinued operations                  (4,428)  (5,282)

Income tax expense (benefit)                             687   (2,007)
                                                     -------- --------

  Loss from continuing operations before
   discontinued operations                            (5,115)  (3,275)

Discontinued operations:
  Gain on disposal of discontinued operations
   including operating results for phase-out period,
   net of income taxes                                   219    8,122
                                                     -------- --------

    Net earnings (loss)                              $(4,896)  $4,847
                                                     ======== ========

Basic earnings (loss) per share:
  Loss from continuing operations before
   discontinued operations                            $(0.08)  $(0.05)
  Discontinued operations                                  -     0.13
                                                     -------- --------
    Net earnings (loss)                               $(0.08)   $0.08
                                                     ======== ========

Diluted earnings (loss) per share:
  Loss from continuing operations before
   discontinued operations                            $(0.08)  $(0.05)
  Discontinued operations                                  -     0.13
                                                     -------- --------
    Net earnings (loss)                               $(0.08)   $0.08
                                                     ======== ========

Weighted average shares outstanding:
  Basic                                               61,976   61,693
                                                     ======== ========
  Diluted                                             61,976   61,693
                                                     ======== ========


                              SCHEDULE 2
           PRG-Schultz International, Inc. and Subsidiaries
                Condensed Consolidated Balance Sheets
                        (Amounts in thousands)
                             (Unaudited)

                                               March 31,  December 31,
                                                 2005         2004
                                             ------------ ------------
                                   ASSETS
Current assets:
  Cash and cash equivalents                      $14,617      $12,596
  Restricted cash                                    145          120
  Receivables:
    Contract receivables                          44,515       57,514
    Employee advances and miscellaneous
     receivables                                   3,658        3,490
                                             ------------ ------------
      Total receivables                           48,173       61,004
                                             ------------ ------------
  Funds held for client obligations               26,985       30,920
  Prepaid expenses and other current assets        5,629        4,129
  Deferred income taxes                            1,951        1,951
                                             ------------ ------------
      Total current assets                        97,500      110,720
Property and equipment                            24,496       26,473
Goodwill                                         170,667      170,684
Intangible assets                                 29,885       30,232
Other assets                                       3,706        3,827
                                             ------------ ------------
       Total assets                             $326,254     $341,936
                                             ============ ============


                    LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
  Obligation for client payables                 $26,985      $30,920
  Accounts payable and accrued expenses           20,897       24,395
  Accrued payroll and related expenses            34,518       41,791
  Deferred revenue                                 4,343        6,466
                                             ------------ ------------
      Total current liabilities                   86,743      103,572
Long-term bank debt                                6,300            -
Convertible notes, net of unamortized
 discount of $1,631 in 2005 and $1,714 in
 2004                                            123,369      123,286
Deferred compensation                              1,378        2,195
Deferred income taxes                              4,201        4,201
Other long-term liabilities                        4,805        5,098
                                             ------------ ------------
      Total liabilities                          226,796      238,352
                                             ------------ ------------
Shareholders' equity:
  Preferred stock                                      -            -
  Common stock                                        68           68
  Additional paid-in capital                     495,526      493,532
  Accumulated deficit                           (347,875)    (342,979)
  Accumulated other comprehensive income           1,748        1,740
  Less treasury stock at cost                    (48,710)     (48,710)
  Unearned portion of restricted stock            (1,299)         (67)
                                             ------------ ------------
      Total shareholders' equity                  99,458      103,584
                                             ------------ ------------
       Total liabilities and shareholders'
        equity                                  $326,254     $341,936
                                             ============ ============


                              SCHEDULE 3
           PRG-Schultz International, Inc. and Subsidiaries
           Condensed Consolidated Statements of Cash Flows
                        (Amounts in thousands)
                             (Unaudited)

                                                       Three Months
                                                      Ended March 31,
                                                     -----------------
                                                       2005     2004
                                                     -------- --------

Cash flows from operating activities:
  Net earnings (loss)                                $(4,896)  $4,847
  Gain on disposal of discontinued operations           (219)  (8,122)
                                                     -------- --------
  Loss from continuing operations                     (5,115)  (3,275)

  Adjustments to reconcile loss from continuing
   operations to net cash provided by (used in)
   operating activities:
    Depreciation and amortization                      4,227    4,431
    Restricted stock compensation expense                 69      (25)
    (Gain) Loss on sale of property and equipment         (3)      21
    Deferred income taxes                                  -   (3,286)
    Income tax benefit relating to stock option
     exercises                                             1        -
    Changes in operating assets and liabilities:
      Restricted cash securing letter of credit
       obligation                                        (27)   5,463
      Receivables                                     12,416      870
      Prepaid expenses and other current assets       (1,535)     (41)
      Other assets                                      (237)     (17)
      Accounts payable and accrued expenses           (2,618)  (1,206)
      Accrued payroll and related expenses            (6,808)   1,312
      Deferred revenue                                (1,910)   1,794
      Deferred compensation expense                     (817)    (464)
      Other long-term liabilities                       (293)    (199)
                                                     -------- --------
        Net cash provided by (used in) operating
         activities                                   (2,650)   5,378
                                                     -------- --------

Cash flows from investing activities:
  Purchase of property and equipment, net of sale
   proceeds                                           (1,906)  (4,141)
Proceeds from sale of discontinued operations              -   19,116
                                                     -------- --------
        Net cash provided by (used in) investing
         activities                                   (1,906)  14,975
                                                     -------- --------

Cash flows from financing activities:
  Net borrowings (repayments) of debt                  6,300  (25,100)
  Net proceeds from common stock issuances               692      223
                                                     -------- --------
        Net cash provided by (used in) financing
         activities                                    6,992  (24,877)
                                                     -------- --------
Net cash provided by (used in) discontinued
 operations                                              234   (1,391)
Effect of exchange rate changes on cash and cash
 equivalents                                            (649)    (634)
                                                     -------- --------
        Net change in cash and cash equivalents        2,021   (6,549)
Cash and cash equivalents at beginning of period      12,596   26,658
                                                     -------- --------
Cash and cash equivalents at end of period           $14,617  $20,109
                                                     ======== ========


                              SCHEDULE 4
           PRG-Schultz International, Inc. and Subsidiaries
     Summary Operating Segment Results from Continuing Operations
                             (Unaudited)

Three Months Ended March 31,
(Amounts in thousands, except per share data)

                                     ---------------- ----------------
                                           2005             2004
                                     ---------------- ----------------
                                         $    % Rev.      $    % Rev.
------------------------------------ ---------------- ----------------
Accounts Payable Services
-------------------------
Revenues                              $66,301          $79,079
Operating income                       $4,828    7.3%  $10,271   13.0%
------------------------------------ ---------------- ----------------
Meridian VAT Reclaim
--------------------
Revenues                              $10,221           $8,570
Operating income                       $2,686   26.3%     $772    9.0%
------------------------------------ ---------------- ----------------
Corporate Support
-----------------

Operating loss                       ($10,132) -13.2% ($14,229) -16.2%
------------------------------------ ---------------- ----------------
Total
-----
Revenues                              $76,522          $87,649
Operating loss                        ($2,618)  -3.4%  ($3,186)  -3.6%


Loss from continuing operations       ($5,115)  -6.7%  ($3,275)  -3.7%

Diluted loss per share from
 continuing operations                 $(0.08)          $(0.05)

Diluted shares                         61,976           61,693
------------------------------------ ---------------- ----------------
Notes:
Corporate Support Operating Loss % shown as a % of Total Revenues

Loss from Continuing Operations and Diluted Loss Per Share from
Continuing Operations are prior to Earnings from Discontinued
Operations.


                              SCHEDULE 5
           PRG-Schultz International, Inc. and Subsidiaries
           Reconciliation of Net Earnings (Loss) to EBITDA
                        (Amounts in thousands)
                             (Unaudited)

                                                       Three Months
                                                      Ended March 31,
                                                     -----------------
                                                       2005     2004
                                                     -------- --------
Reconciliation of net loss to EBITDA:
-------------------------------------

  Net earnings (loss)                                $(4,896)  $4,847

  Adjust for:
  Earnings from discontinued operations                  219    8,122
                                                     -------- --------

  Loss from continuing operations                     (5,115)  (3,275)

  Adjust for:
  Income taxes                                           687   (2,007)
  Interest                                             1,810    2,096
  Depreciation and amortization                        4,059    3,973
                                                     -------- --------

  EBITDA                                              $1,441     $787
                                                     ======== ========


  Total revenues                                     $76,522  $87,649

  EBITDA as % of Revenues                                1.9%     0.9%



In this press release, the Company has provided a financial measure, EBITDA, defined as earnings from continuing operations before taxes, interest, depreciation and amortization disclosed herein. EBITDA is considered a 'non-GAAP' financial measure within the meaning of Regulation G and may not be similar to EBITDA measures employed by other companies. EBITDA is presented solely as a supplemental disclosure because management believes it to be an effective measure of the operating performance of the Company's core business activities. EBITDA is not provided as a measure of liquidity and should not be viewed as such. EBITDA should not be considered in isolation of, or as a substitute for, other measures for determining operating performance that are calculated in accordance with GAAP. This schedule provides a reconciliation of net loss to EBITDA in accordance with Securities and Exchange Commission guidance.


                              SCHEDULE 6
           PRG-Schultz International, Inc. and Subsidiaries
        Reconciliation of Total Revenues and Cost of Revenues
                        (Amounts in thousands)
                             (Unaudited)

                                                       Three Months
                                                      Ended March 31,
                                                     -----------------
                                                       2005     2004
                                                     -------- --------
Revenues:
  U.S. Accounts Payable Services                     $40,704  $51,085
  International Accounts Payable Services             25,597   27,994
  Meridian VAT Reclaim                                10,221    8,570
                                                     -------- --------

  Total revenues                                     $76,522  $87,649
                                                     ======== ========


Cost of revenues:
  U.S. Accounts Payable Services                     $25,059  $31,625
  International Accounts Payable Services             19,027   20,239
  Meridian VAT Reclaim                                 6,268    5,765
                                                     -------- --------

  Total cost of revenues                             $50,354  $57,629
                                                     ======== ========


Cost of revenues as a percentage of revenue:
  U.S. Accounts Payable Services                        61.6%    61.9%
  International Accounts Payable Services               74.3%    72.3%
  Meridian VAT Reclaim                                  61.3%    67.3%
                                                     -------- --------

  Total cost of revenues as a percentage of revenue     65.8%    65.7%
                                                     ======== ========


    CONTACT: PRG-Schultz International, Inc.
             James E. Moylan, Jr., 770-779-6605

    SOURCE: PRG-Schultz International, Inc.